UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020 (July 28, 2020)

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE. The Company is filing this 8-K/A to the Current Report on Form 8-k dated August 3, 2020 (the “Original 8-k”) to amend the disclosure contained in Item 1.01with respect to the effective date of the change in Mr. Horne’s salary and Item 5.02 which cross references the disclosure in Item 1.01. There has been no changes to the disclosure in any other Items of the Original 8-k and accordingly the disclosure in those Items has not been re-included.

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2020, H-Cyte, Inc. (the “Company”) entered into an amendment to the employment agreement (the “Amendment”) of its Chief Executive Officer, Bill Horne. The Amendment provides that Mr. Horne will receive a monthly base salary of $12,500 effective on June 1, 2020 and that his base salary will increase to $20,833 per month upon the first day of the month when the Company completes a Qualified Financing. Mr. Horne agreed to continue to defer the $108,000 in base salary deferred by him in 2018 (the “Deferred Salary”) until such time as there is a positive cash flow to meet the Company’s financial obligations and then the Company and Mr. Horne will work together in good faith to negotiate a payment plan for such Deferred Salary.

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See disclosure in Item 1.01 with respect to the changes to Mr. Horne’s compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: August 11, 2020	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer